1 FOR IMMEDIATE RELEASE
Contact:
Amy Conti
Vice President, Investor Relations
The BISYS Group, Inc.
(973) 461-5914
The BISYS Group, Inc.
(NYSE: BSG)
www.bisys.com
BISYS® Reaches Agreement in Principle with SEC Staff and
Updates Status of 2006 Form 10-K Filing
ROSELAND, N.J. (November 3, 2006) — The BISYS Group, Inc., (NYSE:BSG), a leading provider of outsourcing solutions for the financial services sector, announced today that it has made an offer that the Staff of the Securities and Exchange Commission (“SEC”) has agreed to recommend that the SEC accept, which would, if approved, settle the previously disclosed SEC investigation into the Company’s restatements of its financial results filed with the SEC on August 10, 2004 and April 26, 2006. The proposed settlement must be approved by the SEC and the court in which the SEC’s complaint will be filed.
Under the proposed settlement, BISYS will consent to refrain from future violations of the reporting, books and records and internal controls provisions of the federal securities laws and related SEC rules. BISYS has agreed to pay $25.1 million in disgorgement and prejudgment interest.
“We have been cooperating fully with the SEC staff throughout the course of their investigation and are pleased to have reached this proposed settlement. As an organization, we are committed to holding ourselves to the highest ethical standards,” said Robert Casale, Chairman, and Interim CEO and President of BISYS. “We believe that this settlement is in the best interest of BISYS and its shareholders and will allow the Company to continue to focus on growing its businesses and pursuing opportunities to maximize shareholder value.”
The Company currently estimates that its fiscal year 2006 Form 10-K will be filed in early December 2006. Bruce Dalziel, Chief Financial Officer of BISYS, noted, “Management and the Board have made a concerted effort to enhance financial controls throughout the organization. We are still catching up on
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our Sarbanes-Oxley and audit efforts for fiscal year 2006, with an emphasis on quality rather than speed. We appreciate our investors’ patience as we seek to establish a world class control environment at BISYS.”
About BISYS
The BISYS Group, Inc. (NYSE: BSG) provides outsourcing solutions that enable investment firms and insurance companies to more efficiently serve their customers, grow their businesses, and respond to evolving regulatory requirements. Its Investment Services group provides administration and distribution services for mutual funds, hedge funds, private equity funds, retirement plans, separately managed accounts, and other investment products. Through its Insurance Services group, BISYS is the nation’s largest independent wholesale distributor of life insurance and a leading independent wholesale distributor of commercial property/casualty insurance, long-term care, disability, and annuity products. Additional information is available at www.bisys.com.
Except for the historical information contained herein, the matters discussed in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current reasonable expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances due to future events as well as changes in economic, competitive, regulatory and/or technological factors affecting BISYS’ business, including, without limitation, the risk that the proposed settlement may not be completed or approved by the Court. More detailed information about risk factors that could cause actual results to differ materially are noted in BISYS’ periodic filings with the Securities and Exchange Commission. These documents can be accessed on BISYS’ website at www.bisys.com under the “Investor Relations” tab. Forward-looking statements are only predictions, not guarantees of performance, and speak only as of the date they are made. BISYS disclaims any obligation to update or amend these statements in light of new information, future events or otherwise.
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